SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  March 9, 2000
                        ---------------------------------
                        (Date of earliest event reported)

                  Transportation Technologies Industries, Inc.
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             (Exact name of Registrant as specified in its charter)

              Delaware                0-21830                 25-1672791
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              State of          (Commission File No.)       (IRS Employer
            Incorporation)                                Identification No.)

         980 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611
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          (Address of principal executive offices, including zip code)

                                 (312) 280-8844
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)



ITEM 1.          CHANGES IN CONTROL OF REGISTRANT

     On March 9, 2000, Transportation Technologies Industries Inc., a Delaware corporation (the "Company"), and Transportation Acquisition I Corp., a Delaware corporation formed by an investor group led by members of senior management of the Company ("Acquisition"), accepted for purchase all of the shares of the common stock, par value $0.01 per share (the "Shares"), of the Company that had been validly tendered and not withdrawn (including Shares tendered via guaranteed delivery) pursuant to their joint tender offer for all of the outstanding Shares at $21.50 per Share, net to the seller in cash, without interest (the "Offer"). The Shares purchased pursuant to the Offer, together with Shares issued by the Company to Acquisition pursuant to an option, constituted over 90% of the Shares then issued and outstanding. The Company and Acquisition obtained all funds needed for the such purchase from a new senior secured credit facility and the issuance of senior subordinated notes and preferred stock.

     On March 13, 2000, Acquisition was merged with and into the Company (the "Merger"). Pursuant to the Merger, each outstanding Share which was not purchased in the tender offer (other than Shares held by Acquisition, the management investor group and Shares whose holders have perfected their appraisal rights under Delaware law) was converted into the right to receive $21.50 in cash, without interest, upon delivery of appropriate documentation to the Paying Agent for the Merger. As a result of the Merger, the Company is no longer publicly owned.

     Copies of the press releases issued by the Company announcing the consummation of the tender offer and the merger are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            March 16, 2000


                                              TRANSPORTATION TECHNOLOGIES
                                              INDUSTRIES, INC.


                                              By: /s/ Kenneth M. Tallering
                                              Name: Kenneth M. Tallering
                                              Title: Vice President, Secretary
                                                     and General Counsel